BlackRock Corporate High Yield Fund, Inc.

Cusip: 09255P107

Ticker: HYT

Record Date	June 15, 2023

Pay Date	June 30, 2023

Distribution Amount per share	$0.077900

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.058499	75%	$0.326298	70%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.019401	25%	$0.141102	30%

Total (per common share)	$0.077900	100%	$0.467400	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2023				3.81%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2023				10.11%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2023				4.48%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2023				4.21%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Funds Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Corporate High Yield Fund, Inc.

Cusip: 09255P107

Ticker: HYT

Record Date	July 14, 2023

Pay Date	July 31, 2023

Distribution Amount per share	$0.077900

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.055288	71%	$0.381586	70%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.022612	29%	$0.163714	30%

Total (per common share)	$0.077900	100%	$0.545300	100%

Average annual total return (in relation to NAV) for the 5-year period ending on June 30, 2023				4.27%

Annualized current distribution rate expressed as a percentage of NAV as of June 30, 2023				9.96%

Cumulative total return (in relation to NAV) for the fiscal year through June 30, 2023				6.99%

Cumulative fiscal year distributions as a percentage of NAV as of June 30, 2023				4.98%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Funds Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Corporate High Yield Fund, Inc.

Cusip: 09255P107

Ticker: HYT

Record Date	August 15, 2023

Pay Date	August 31, 2023

Distribution Amount per share	$0.077900

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.061010	78%	$0.442596	71%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.016890	22%	$0.180604	29%

Total (per common share)	$0.077900	100%	$0.623200	100%

Average annual total return (in relation to NAV) for the 5-year period ending on July 31, 2023				4.30%

Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2023				9.87%

Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2023				8.83%

Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2023				5.76%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Funds Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052